Exhibit 99.2
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
     On July 21, 2006, NS Group, Inc. (Company) through its wholly owned subsidiary Ultra Oilfield Premium Services, Ltd. completed the purchase of certain assets and assumed certain liabilities of Fishing Tools Specialty, L.P., a Texas limited partnership (FTS). The purchase price was approximately $123.3 million, including transaction costs, and was funded with cash on hand. The purchase price is subject to a working capital adjustment based on changes to working capital from December 31, 2005 to July 22, 2006. The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$45,450
Property, plant and equipment	10,919
Intangible assets	70,300
Goodwill	2,352

Total assets acquired	129,021
Current liabilities assumed	(5,761)

Net assets acquired	$123,260

     The unaudited pro forma consolidated statements of income for the twelve months ended December 31, 2005 and the six months ended June 30, 2006 are prepared as if the acquisition had occurred at January 1, 2005. The unaudited pro forma consolidated balance sheet as of June 30, 2006 has been prepared as if the acquisition had occurred on that date.
     The following unaudited pro forma consolidated financial statements give effect to the acquisition using the purchase method of accounting as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141). Under this method of accounting, the purchase price is allocated to the fair values of assets acquired and liabilities assumed. The allocation of purchase price requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The purchase price for FTS was preliminarily allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The Company is in the process of determining the fair values of identifiable intangible assets and certain tangible assets. Such a valuation requires significant estimates and assumptions including but not limited to estimating future cash flows and developing appropriate discount rates. The Company believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The purchase price and fair value estimates for the purchase price allocation will be refined as additional information becomes available, but the Company does not expect the final allocation of the purchase price to differ significantly from the preliminary allocation.
     The unaudited pro forma consolidated financial statements are provided for informational purposes only. The unaudited pro forma consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. Furthermore, no effect has been given in the unaudited pro forma consolidated statements of income for synergistic benefits that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations. The unaudited pro forma consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto for the Company that are filed on Form 10-K and Form 10-Q with the Securities and Exchange Commission and the historical financial statements of FTS which are included elsewhere in Item 9.01 of this Form 8-K/A.

Exhibit 99.2
NS GROUP, INC.
Pro Forma Consolidated Statement of Income (Unaudited)
For the Year ended December 31, 2005

	Historical		Pro Forma
(In thousands, except per share amounts)	NS Group	FTS	Adjustments		Consolidated
Net sales	$600,895	$62,524	$(17,853	) (A)(B)(H)	$645,566
Cost of products sold	439,361	47,474	(11,168	) (A)(B)(E)(H)	475,667

Gross profit	161,534	15,050	(6,685)		169,899

Selling, general and administrative expense	22,949	2,251	5,555	(A)(D)(G)	30,755

Operating income before income of non-controlling interest in variable interest entity	138,585	12,799	(12,240)		139,144
Income of noncontrolling interest in in variable interest entity	—	422	(422	) (B)	—

Operating income (loss)	138,585	12,377	(11,818)		139,144

Investment income	2,933	—	(2,834	) (I)	99
Interest expense	(621)	(63)	(2,691	) (A)(C)(I)	(3,375)
Interest attributable to shares/units subject to mandatory redemption	—	(11,667)	11,667	(K)
Other, net	311	112	—		423

Income before income taxes	141,208	759	(5,676)		136,291
Provision for income taxes	14,113	759	(1,243	) (B)(J)	13,629

Net income	$127,095	$—	$(4,433)		$122,662

Net income per common share -
Basic	$5.70	$—	$—		$5.50

Diluted	$5.62	$—	$—		$5.43

Weighted average shares outstanding -
Basic	22,303	—	—		22,303
Diluted	22,604	—	—		22,604
See notes to pro forma consolidated financial statements (Unaudited).

Exhibit 99.2
NS GROUP, INC.
Pro Forma Consolidated Balance Sheet (Unaudited)
as of June 30, 2006

	Historical		Pro Forma
(In thousands)	NS Group	FTS	Adjustments		Consolidated
ASSETS
Current assets:
Cash and equivalents	$176,481	$1,414	$(124,918	) (B)(F)(I)	$52,977
Accounts receivable, net	77,903	10,587	(3,342	) (H)	85,148
Inventories	134,394	33,084	484	(B)(H)(E)	167,962
Operating supplies and prepaid expenses	14,186	—	—		14,186
Deferred income taxes	8,332	—	—		8,332

Total current assets	411,296	45,085	(127,776)		328,605
Property, plant and equipment, net	57,851	9,327	1,592	(E)	68,770
Investments	—	189	(189	) (F)	—
Intangible assets, net	—	315	69,985	(D)(F)	70,300
Goodwill	—	—	3,884	(D)	3,884
Other assets	5,330	122	—		5,452

Total assets	$474,477	$55,038	$(52,504)		$477,011

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,253	$5,027	$(3,348	) (B)(H)	48,932
Accrued liabilities and other	20,500	1,070	(840	) (F)	20,730
Accrued income taxes	1,703	1,163	(1,163	) (B)(F)	1,703
Deferred revenue	15,770	1,709	(1,084	) (B)	16,395
Current portion of long-term debt	37	3,228	(3,228	) (F)	37

Total current liabilities	85,263	12,197	(9,663)		87,797
Long-term debt	357	208	(208	) (F)	357
Deferred income taxes	1,994	—	—		1,994
Shares/units subject to mandatory redemption	—	42,043	(42,043	) (K)	—
Other long-term liabilities	11,093	—	—		11,093

Total liabilities	98,707	54,448	(51,914)		101,241

Noncontrolling interest in variable interest entity	—	590	(590	) (B)	—

Shareholders’ equity:
Preferred stock, no par value	—	—	—		—
Common stock, no par value	294,363	—	—		294,363
Treasury stock, at cost	(25,946)	—	—		(25,946)
Accumulated other comprehensive income	17	—	—		17
Retained earnings	107,336	—	—		107,336

Shareholders’ equity	375,770	—	—		375,770

Total liabilities and shareholders’ equity	$474,477	$55,038	$(52,504)		$477,011

See notes to pro forma consolidated financial statements (Unaudited).

Exhibit 99.2
NS GROUP, INC.
Pro Forma Consolidated Statement of Income (Unaudited)
For the Six Months ended June 30, 2006

	Historical		Pro Forma
(In thousands, except per share amounts)	NS Group	FTS	Adjustments		Consolidated
Net sales	$382,806	$35,793	$(13,678	) (A)(B)(H)	$404,921
Cost of products sold	266,591	25,779	(10,356	) (A)(B)(E)(H)	282,014

Gross profit	116,215	10,014	(3,322)		122,907

Selling, general and administrative expense	12,678	1,511	2,781	(A)(D)(G)	16,970

Operating income before income of non-controlling interest in variable interest entity	103,537	8,503	(6,103)		105,937
Income of noncontrolling interest in variable interest entity	—	168	(168	) (B)	—

Operating income (loss)	103,537	8,335	(5,935)		105,937

Investment income	3,862	—	(2,852	) (I)	1,010
Interest expense	(286)	(117)	117	(A)(C)	(286)
Interest attributable to shares/units subject to mandatory redemption	—	(8,089)	8,089	(K)	—
Other, net	177	57	—		234

Income before income taxes	107,290	186	(581)		106,895
Provision for income taxes	40,770	186	(336	) (B)(J)	40,620

Net income	$66,520	$—	$(245)		$66,275

Net income per common share -
Basic	$2.96	$—	$—		$2.95

Diluted	$2.94	$—	$—		$2.92

Weighted average shares outstanding -
Basic	22,453	—	—		22,453
Diluted	22,664	—	—		22,664
See notes to pro forma consolidated financial statements (Unaudited).

NS GROUP, INC.
Notes to Pro Forma Consolidated Financial Statements (Unaudited)
(in thousands)

(A)	Represents the elimination of Lawtco net revenue and expense as entity was excluded from acquisition.

	For the twelve months	For the six months ended
Consolidated Statement of Income	ended December 31, 2005	June 30, 2006

Net sales	$(318)	$(170)
Cost of products sold	206	79
Selling, general and administrative expense	59	26
Interest expense	1	1

(B)	Represents the elimination of assets, liabilities and income statement impact of Curley’s Machine Shop, Inc., a variable interest entity of FTS, which was excluded from the acquisition.

	For the twelve months	For the six months ended
Consolidated Statement of Income	ended December 31, 2005	June 30, 2006

Net sales	$(14,611)	$(4,476)
Cost of products sold	13,925	4,202
Provision for income taxes	264	105
Income from noncontrolling interest	422	168

Consolidated Balance Sheet	As of June 30, 2006

Cash	$(244)
Inventory	(1,045)
Accounts payable	6
Accrued income taxes	109
Noncontrolling interest in variable interest entity	590
Deferred revenue	1,084

(C)	To eliminate interest expense and interest income as debt, cash and investments were excluded from the acquisition.

	For the twelve months	For the six months ended
Consolidated Statement of Income	ended December 31, 2005	June 30, 2006

Interest expense	$62	$116

(D)	Represents the amortization of certain intangible assets acquired in connection with the acquisition based on the preliminary purchase price allocation over their estimated useful lives below.

			Amortization for the	Amortization for the
	Fair Value	Estimated Life	twelve months ended	six months ended
Intangible	of Intangible	(in years)	December 31, 2005	June 30, 2006

Tradename	$6,200	Indefinite	Not applicable	Not applicable
Customer Relationship	40,900	10	$4,090	$2,045
Patent	23,100	15	1,540	770
License Agreements	100	5	20	10
Goodwill	3,884	Indefinite	Not applicable	Not applicable

	For the twelve months	For the six months ended
Consolidated Statement of Income	ended December 31, 2005	June 30, 2006

Selling, general and administrative	$5,650	$2,825

Consolidated Balance Sheet	As of June 30, 2006

Intangible assets, net	$70,030
Goodwill	3,884

(E)	To record the estimated fair value and additional depreciation expense for property, plant and equipment as if the acquisition had been recorded at the beginning of fiscal year 2005 based on the estimated fair value and useful lives as of the date of acquisition. In addition, to increase finished goods inventory pursuant to SFAS 141 at the beginning of the respective periods.

	For the twelve months	For the six months ended
Consolidated Statement of Income	ended December 31, 2005	June 30, 2006

Cost of products sold	$(5,514)	$(1,028)

Consolidated Balance Sheet	As of June 30, 2006

Property, plant and equipment, net	$1,592
Inventory	3,458

(F)	To remove assets not purchased and liabilities not assumed with the acquisition.

Consolidated Balance Sheet	As of June 30, 2006

Cash	$(1,414)
Investments	(189)
Intangible assets, net	(315)
Accrued expenses	840
Accrued income taxes	1,054
Current portion of long-term debt	3,228
Long-term debt	208

(G)	To reduce rent expense paid by FTS to former owner. Upon acquisition, the building was acquired by NS Group, Inc., thus the reduction of rent expense was a non-recurring transaction.

	For the twelve months	For the six months ended
Consolidated Statement of Income	ended December 31, 2005	June 30, 2006

Selling, general and administrative	$36	$18

(H)	To eliminate intercompany revenue, expense, profit in inventory, receivables and payables between Fishing Tools Specialty and NS Group, Inc.

	For the twelve months	For the six months ended
Consolidated Statement of Income	ended December 31, 2005	June 30, 2006

Net sales	$(2,924)	$(9,032)
Cost of products sold	2,551	7,103

Consolidated Balance Sheet	As of June 30, 2006

Inventory	$(1,929)
Accounts receivable	(3,342)
Accounts payable	3,342

(I)	To record the decrease in interest income for the period due to the cash payment of $123,260 related to the acquisition of Fishing Tools Specialty, computed at the average rate of interest earned by the Company over the same period. Interest expense is for assumed borrowings to fund the acquisition at the Company’s borrowing rate under the credit facility.

	For the twelve months	For the six months ended
Consolidated Statement of Income	ended December 31, 2005	June 30, 2006

Interest income	$(2,834)	$(2,852)
Interest expense	2,754	—

Consolidated Balance Sheet	As of June 30, 2006

Cash	$(123,260)

(J)	To reflect income taxes as if the acquisition had occurred at the beginning of the respective periods using the Company’s effective tax rate of 10.0% for the twelve months ended December 31, 2005 and 38.0% for the six months ended June 30, 2006.

	For the twelve months	For the six months ended
Consolidated Statement of Income	ended December 31, 2005	June 30, 2006

Provision for income taxes	$979	$231

(K)	To reflect reversal of shares/units subject to mandatory redemption and corresponding interest attributable to shares/units subject to mandatory redemption related to the elimination of the Fishing Tools Specialty buy/sell agreement extinguishment upon acquisition.

	For the twelve months	For the six months ended
Consolidated Statement of Income	ended December 31, 2005	June 30, 2006

Interest attributable to shares/units subject to mandatory redemption	$11,667	$8,089

Consolidated Balance Sheet	As of June 30, 2006

Shares/units subject to mandatory redemption	$42,043